FOR IMMEDIATE RELEASE

Capstone Companies, Inc. Announces Third Quarter 2014 Financial Results and Conference Call

DEERFIELD BEACH, FL, October 31, 2014 – Capstone Companies, Inc. (OTCQB: CAPC), a leader in the design and manufacture of specialty power failure lighting solutions and innovator of consumer safety and security products for the Hospitality, Retail and Institutional channels, announced today that it will hold a conference call and webcast on Monday, November 17, 2014 to provide an update on the progress of its strategic initiatives and business plan as well as a review of the Company’s third quarter 2014 results, which will be released before the opening of financial markets on Friday, November 14, 2014.

During the conference call and webcast President and Chief Executive Officer Stewart Wallach and Chief Operating Officer Gerry McClinton will review the Company’s financial results and provide an update on the Company’s strategy and outlook, followed by a question-and-answer session.

Q3 2014 Financial Results & Conference Call

Monday, November 17, 2014

10:30 a.m. Eastern Time

Phone: (201) 689-8470

Internet webcast link available at: www.capstonecompaniesinc.com

A telephonic replay will be available from 1:30 p.m. ET the day of the call until Monday,

November 24, 2014.  To listen to the archived call, dial (858) 384-5517 and enter conference ID number 13594419.  Alternatively, the archive of the webcast will be available on the Company’s website at www.capstonecompaniesinc.com, along with a transcript once available.

About Capstone Companies, Inc.

Capstone Companies, Inc. is a public holding company that engages, through its wholly-owned subsidiaries, Capstone Industries, Inc., Capstone Lighting Technologies, LLC, and Capstone International HK, Ltd., in the development, manufacturing, logistics, and distribution of consumer and institutional products to accounts throughout North America and in international markets.  See www.capstonecompaniesinc.com for more information about the Company and www.capstoneindustries.com for information on our current product offerings.